Exhibit 99.2

0 First Quarter 2023 Results Presentation April 27, 2023

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the PSLRA. Forward-looking statements in this presentation are based on currently available information, expectations, estimates, assumptions and projections, and our management's beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like anticipate, will, would, expects, intends, plans, believes, may, could, should, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks, mission, goals, promise or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this presentation include, but are not limited to, statements describing our strategic goals, imperatives, mission and promise, and our expectations regarding the effects of DREMA and MWRAM, deferred revenue and costs, future rate increases, future credit availability, IRMA and ICBA balances, our estimated capital requirements should certain PFAS regulations become effective, completion of pending acquisitions, estimated investments and depreciation, rate base estimates, and our California General Rate Case and Cost of Capital Case, including timing, potential decisions by the CPUC and related impacts. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include, but are not limited to: the impact of the ongoing COVID-19 pandemic and related public health measures; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures, such as the CPUC's decision in 2020 to preclude companies from proposing fully decoupled WRAMs in their next GRC filing (which impacted our 2021 GRC filing related to our operations commencing in 2023); the outcome and timeliness of regulatory commissions' actions concerning rate relief and other matters, including with respect to our 2021 GRC filing and our Cost of Capital filing; increased risk of inverse condemnation losses as a result of climate change and drought; our ability to renew leases to operate water systems owned by others on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions, especially as a result of Public Safety Power Shutoff (PSPS) programs; housing and customer growth; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation, including as a result of drought conditions; our ability to complete, in a timely manner or at all, successfully integrate and achieve anticipated benefits from announced acquisitions; the impact of weather, climate change, natural disasters, and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; risks associated with expanding our business and operations geographically; the impact of stagnating or worsening business and economic conditions, including inflationary pressures, general economic slowdown or a recession, increasing interest rates, instability of certain financial institutions and changes in monetary policy; the impact of market conditions and volatility on unrealized gains or losses on our non-qualified benefit plan investments and our operating results; the impact of weather and timing of meter reads on our accrued unbilled revenue; and other risks and unforeseen events described in our SEC filings. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

CALIFORNIA WATER SERVICE GROUP
INVESTING FOR LIFE
INVESTOR RELATIONS
1

INVESTOR RELATIONS Tom Smegal Vice President, CFO & Treasurer Tom Scanlon Corporate Controller Marty Kropelnicki President & CEO Today’s Participants 2

INVESTOR RELATIONS Presentation Overview • Our Values and Priorities • Financial Results • Financial Discussion and Earnings Bridges • Unrecorded Regulatory Mechanisms • California Regulatory Update • California Drought Update • ESG Update • PFAS Regulation • Business Development Status • CapEx and Rate Base Tables • In Summary 3

4 BOARD UPDATE 4 BOARD UPDATE INVESTOR RELATIONS 4

INVESTOR RELATIONS (Amounts are in millions, except for EPS) Q1 2022 Q1 2023 Variance Operating Revenue $173.0 $131.1 (24.2%) Operating Expenses $163.9 $148.6 (9.3%) Net Interest Expense $10.9 $12.0 10.1% Net In come (Loss) Attributable to CWT $1.1 ($22.2) - Diluted EPS (LPS) $0.02 ($0.40) - Capital Investments $68.5 $82.0 19.7% Financial Results: First Quarter 2023 5

INVESTOR RELATIONS 2022 vs 2023 BILLED AND UNBILLED REVENUES Due to the extremely wet winter in California, Q1 Cal Water sales fell 12% from Q1 2022 Weather also pushed unbilled revenue accrual down $ 5.8M Also, in 2022, sales and production cost changes had been offset $12.1M by the WRAM/MCBA In 2023, we anticipate that the effects of sales changes would be offset by the drought response memorandum account (“DREMA”) and the Monterey - Style Revenue Adjustment Mechanism (“MWRAM”); however due to the delayed CPUC decision, we are unable to record these amounts. • Estimated potential DREMA balance for q1* $6.5 - 7M • Estimated potential MWRAM balance for q1* $9.5 - 11M REVENUE DEFERRAL In accordance with GAAP, we defer revenue and cost related to regulatory balancing accounts not projected to be recovered within 24 months. Accordingly, we deferred an additional $18.8M of revenue, offset by an additional $15.4M of deferred costs, in Q1. *DREMA is an authorized account but the value will be based on final GRC rates. MWRAM was requested in the 2021 GRC and was not disputed by any other party to the proceeding. If approved, its value would also depend on final GRC rates. Ranges are cu rre nt estimates based on available information and may change as the GRC progresses. Due to the mechanisms’ connection to customer billings, first quarter estimates are not necessarily indicative of potential impacts in future quarters. First Quarter Revenue Discussion 6

INVESTOR RELATIONS 2022 vs 2023 SALES Q1 HAD A $4.6M INCREASED GAIN ON CERTAIN NONQUALIFIED RETIREMENT PLAN ASSETS AS COMPARED TO Q1 2022 WATER PRODUCTION COSTS FELL $6.5M DUE TO LOWER DEMAND INVESTED $82.0M IN CAPITAL IMPROVEMENTS DURING THE QUARTER, A 19 .7% INCREASE OVER Q1 2022 DESPITE HEAVY RAINS IMPACTING CONSTRUCTION NEW REVOLVING CREDIT AGREEMENT, INCREASING THE AMOUNT AVAILABLE TO CALIFORNIA WATER SERVICE COMPANY AND GROUP TO $600M THROUGH 2028 BEGINNING IN Q2, CAL WATER EXPECTS TO INCREASE MOST CUSTOMER RAT ES BY 4% ON AN INTERIM BASIS PENDING THE RESOLUTION OF THE GRC ADDITIONAL Q1 FINANCIAL NOTES 7

INVESTOR RELATIONS EPS Bridge Q1 2022 to Q1 2023 -$0.70 -$0.60 -$0.50 -$0.40 -$0.30 -$0.20 -$0.10 $0.00 $0.10 $0.20 $0.30 $0.06 - $0.03 - $0.07 - $0.35 - $0.40 - $0.03 $0.02 8

INVESTOR RELATIONS Unrecorded Regulatory Mechanisms 2022 vs 2023 SALES Due to the delayed GRC we did not record certain regulatory mechanisms in the quarter: Interim Rate Memorandum Account (IRMA): Tracks the difference between interim rates and final rates authorized by the CPUC in our 2021 GRC Filing. For the quarter, the IRMA balance would have recorded between $8M and $15M if a final decision on revenue requirements falls within the range set by the positions of the parties. Our practice is to record IRMA balances as revenue when amounts are known and authorized for recovery after a GRC decision. Incremental Cost Balancing Account (ICBA): Tracks the difference between adopted and recorded water production costs. Due to the delay in the GRC, we are not able to record these amounts. MWRAM: Tracks the difference between sales revenue and modeled single - quantity rate revenue. We cannot record these amounts due to the pending GRC. A range was provided above. DREMA: Tracks reduced sales revenues when customer demand is affected by requests for voluntary or mandatory usage reductions. We cannot record these amounts due to the pending GRC. A range was provided above. 9

INVESTOR RELATIONS 10 California Regulatory Update • In March, the CPUC extended the statutory deadline for the cost of capital case to August 2023. The Commission may issue a proposed decision any time before that date, or it may extend the deadline in a subsequent action. • Given the success of the company’s financing program, our proposed cost of debt in the application was lower than last adopted. The company has not reserved for any potential outcome of the proceeding. In the event the CPUC adopts capital components retroactively to January 1, 2022, we estimate the reduced cost of debt, if adopted at our proposed equity capital structure, would reduce 2022 authorized annual revenue by approximately $11.0 million. This amount could be offset or increased depending on the final cost of equity and capital structure adopted by the CPUC. The potential impact to 2023 authorized annual revenue is dependent on the resolution of the 2021 GRC Filing . • There has been no update on the California General Rate Case during the quarter. 10

INVESTOR RELATIONS CALIFORNIA EXPERIENCED ONE OF ITS WETTEST WINTERS IN ON RECORD AS A RESULT, GOVERNOR NEWSOM ISSUED AN EXECUTIVE ORDER EASING DROUGHT RESTRICTIONS THE EMERGENCY REGULATION ADOPTED BY THE STATE WATER RESOURCES CONTROL BOARD REMAINS IN EFFECT CAL WATER MANAGEMENT EXPECTS THE DREMA ACCOUNT WILL BE IN EFFECT UNTIL THIS EMERGENCY REGULATION IS LIFTED CAL WATER’S Q1 DROUGHT EXPENDITURES OF $0.3M ARE RECORDED IN A MEMORANDUM ACCOUNT FOR POTENTIAL FUTURE RECOVERY. TOTAL BALANCE SINCE 2021 IS $2.2M. California Drought 11

INVESTOR RELATIONS 12 2022 Key Accomplishments invested more than $6.1 million in water conservation rebates and programs for customers, helping them save about 180 million gallons of drinking water. completed a fleet study to identify optimal replacement cycles and opportunities to downsize vehicles. cleared fire breaks around key facilities to minimize risk of wildfire damage and installed additional backup generators to enable us to operate during power interruptions. developed and refined contingency plans for operating our water treatment plants when they are impacted by climate change - driven events, including fires, floods, and droughts. provided unconscious bias training to 95% of our employees. Increased our spending with diverse suppliers to 24%. D etails will be available in our ESG report for 2022, available at calwatergroup.com/ esg / on May 16 ESG Update

13 INVESTOR RELATIONS • In March, the US EPA published a set of draft Maximum Contaminant Levels (MCLs) for PFAS compounds • Based on current information, if the regulation is adopted in its current form, we estimate capital investments of approximately $200M would be needed to comply • The draft regulation, if unchanged, would require compliance by 2026 • While our regulators have a strong track record of allowing recovery for water treatment investments, there are also other potential sources of funds which could offset some or all of the investment over time PFAS Regulation

INVESTOR RELATIONS Business Development Project Updates System Water Connections Wastewater Connections Total Status Bethel Green Acres (WA) 200 200 Closed March 2023 Skylonda (CA) 176 176 CPUC Approved June 2022* HOH Utilities (HI) 1,800 EDUs 1,800 EDUs HPUC Approved June 2022 * Stroh’s Water (WA) 900 900 WUTC Approved January 2023* Monterey Water (NM) 380 380 Announced March 2022* KSSCS (HI) 400 EDUs 400 EDUs Announced April 2022* Camino Real (TX) – BVRT Utility Up to 5,000 for current phase Up to 5,000 for current phase Up to 10,000 for current phase Announced water supply agreement August 2022* Lake Section (NM) 5,000 5,000 Announced January 2023* *All announced acquisitions are subject to customary closing conditions and regulatory approval unless noted 14

INVESTOR RELATIONS $118 $116 $131 $177 $229 $259 $272 $274 $299 $293 $328 $360 $365 $55 $58 $61 $61 $64 $77 $84 $89 $99 $115 $124 $133 $0 $50 $100 $150 $200 $250 $300 $350 $400 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023* 2024* Capital Investment Depreciation Capital Investment and Depreciation (in millions) * 2023 - 2024 Estimated investments and depreciation include amounts filed in the California 2021 GRC plus estimates for other sta tes and does not yet include estimates for PFAS treatment. 2015 - 2022 TOTAL CapEx 3x DEPRECIATION $109 15 $82 YTD

INVESTOR RELATIONS Estimated Regulated Rate Base of CWT (in billions ) *2023 - 2025 Rate Base Estimates include filed proposal in 2021 California General Rate Case plus estimated rate base in other sta tes. These values are not yet adopted and are subject to review and approval of the CPUC and other regulators. $1.06 $1.12 $1.24 $1.61 $2.74 $1.26 $ 1.82 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 2016 2017 2018 2019 2020 2021 2022 *2023 *2024 *2025 $1.95 $2.24 $2.49 16

INVESTOR RELATIONS In Summary • Results were driven by the revenue shortfall in Q1 due to the record wet winter, the temporary absence of regulatory mechanisms and delayed California GRC. We anticipate potential future recognition of these mechanisms would result in additional revenue in a future period. • Our 2023 ESG report will be published on May 16. • While we await regulatory decisions in California and continue to execute our business and capital plans, our operations teams are focused on the potential for floods and wildfires in the coming months. 17

DISCUSSION